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                                                             EXHIBIT 4(ii)(f)(1)

                                                           Contract No. MA-13635







                       COMMITMENT TO GUARANTEE OBLIGATIONS


                                       by


                          THE UNITED STATES OF AMERICA


                                   Accepted by


                             CAPE COD LIGHT, L.L.C.,
                                                   Shipowner






                   (Under Title XI, Merchant Marine Act, 1936,
                        as amended, and in effect on the
                       date of this Guarantee Commitment)






                             Dated October 16, 2000







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                       COMMITMENT TO GUARANTEE OBLIGATIONS

                                       by

                          THE UNITED STATES OF AMERICA

                                   Accepted by

                             CAPE COD LIGHT, L.L.C.,
                                                    Shipowner

             (Under Title XI, Merchant Marine Act, 1936, as amended, and in effect on the date of this Guarantee Commitment)

                        --------------------------------


                                TABLE OF CONTENTS
Document
Number                                      Document
------                                      --------

 1   Commitment to Guarantee Obligations
 2            Schedule One -- Form of Opinion of Counsel
 3            Appendix I -- Bond Purchase Agreement
 4            Appendix II -- Trust Indenture
 5                   Schedule A -- Schedule of Definitions to Trust Indenture
 6                   Exhibit 1 -- General Provisions to Trust Indenture
 7                   Exhibit 2 -- Form of Bond(s), Guarantee and Trustee's
                     Authentication Certificate

 8                   Exhibit 3 -- Authorization Agreement
 9            Appendix III -- Security Agreement
10                   Exhibit 1 -- General Provisions Incorporated into the
                     Security Agreement by Reference
11                   Schedule X -- Schedule of Definitions





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12                   Exhibit 2 -- Form of Secretary's Note
13                   Exhibit 3 -- Form of First Preferred Ship Mortgage
14                   Exhibit 4 -- Title XI Reserve Fund and Financial Agreement
15                   Exhibit 5 -- Form of Consent of Shipyard
16                   Exhibit 6 -- Construction Contract
17                   Exhibit 7 -- Depository Agreement
18                   Exhibit 8 -- Guaranty Agreement
19                   Exhibit 9 -- Funding Agreement
20                   Exhibit 10 -- Assignment of Construction Contract
21                   Exhibit 11 -- Shipyard Security Agreement





                                       ii
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                                                                      Document 1

                                                                      COMMITMENT
                                                                              TO
                                                           GUARANTEE OBLIGATIONS



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                                TABLE OF CONTENTS

                       COMMITMENT TO GUARANTEE OBLIGATIONS



ARTICLE                                  HEADINGS                           PAGE


RECITALS.....................................................................1

ARTICLE I      FINDINGS AND DETERMINATIONS OF SECRETARY......................2

ARTICLE II     COMMITMENT TO GUARANTEE OBLIGATIONS...........................2

ARTICLE III    THE OBLIGATIONS...............................................2

ARTICLE IV     CONDITIONS TO EXECUTION AND DELIVERY OF THE GUARANTEE.........3

ARTICLE V      VARIATION OF GUARANTEE COMMITMENT ............................4

ARTICLE VI     TERMINATION OR ASSIGNMENT OF GUARANTEE COMMITMENT.............5

ARTICLE VII    MISCELLANEOUS.................................................5




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                       COMMITMENT TO GUARANTEE OBLIGATIONS

         THIS COMMITMENT TO GUARANTEE OBLIGATIONS, dated October 16, 2000 (the "Guarantee Commitment"), made and entered into by the UNITED STATES OF AMERICA (the "United States"), represented by the SECRETARY OF TRANSPORTATION, acting by and through the MARITIME ADMINISTRATOR (the "Secretary"), and accepted on said date by Cape Cod Light, L.L.C., a Delaware limited liability company (the "Shipowner").

                                    RECITALS:

         A. The Shipowner is the sole owner of the 300' passenger vessel cv Cape Cod Light (the "Vessel") being constructed pursuant to the Construction Contract between Atlantic Marine, Inc. (the "Shipyard") and Delta Queen Coastal Voyages, L.L.C. (the "Guarantor"), dated May 1, 1999, and subsequently assigned to the Shipowner.

         B. To aid in financing the Construction of the Vessel, the Shipowner will borrow an aggregate principal amount in Obligations not to exceed 87.5% of the Depreciated Actual Cost or Actual Cost of the Vessel, as the case may be, as of the Closing Date. To accomplish such financing, the Shipowner has accepted this Guarantee Commitment subject to the terms and conditions set forth herein.

         C. The Shipowner has entered into the Bond Purchase Agreement providing for the sale and delivery, on the Closing Date, of bonds in the aggregate principal amount of $38,500,000, to be designated "United States Government Guaranteed Ship Financing Bonds, 2000 Series" (the "Bonds" or the "Obligations") having the maturity dates and interest rates set forth in the Obligations.

         D. As security for the Guarantees and the Secretary's Note, (i) the Shipowner will execute and deliver the Security Agreement, Contract No. MA-13637, the Indenture, the Authorization Agreement, Contract No. MA-13636, the Secretary's Note, the Financial Agreement, Contract MA-13639, and the Depository Agreement, Contract No. MA-13640; (ii) the Guarantor shall execute and deliver the Guaranty Agreement, Contract No. MA-13641; and (iii) the Shipowner, the Guarantor and the Parent Company shall execute and deliver the Funding Agreement, Contract No. MA-13642.

                                   WITNESSETH

         That under the provisions of Title XI of the Merchant Marine Act, 1936, as amended and in consideration of (i) the covenants of the Shipowner contained herein and (ii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secretary hereby commits itself as herein provided.



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                                    ARTICLE I
                  FINDINGS AND DETERMINATIONS OF THE SECRETARY

         Pursuant to Section 1104A(b)(1) of Title XI, the Secretary has approved the Shipowner as responsible and possessing the ability, experience, financial resources and other qualifications necessary to the adequate operation and maintenance of the Vessel.

         Pursuant to Section 1104A(b)(2) of Title XI, the Secretary has determined that the Depreciated Cost or Actual Cost of the Vessel, as the case may be, is $44,204,526. Prior to the Closing Date, the Secretary, in its discretion, may redetermine the Depreciated Actual Cost or Actual Cost of the Vessel. On the Closing Date, the aggregate principal amount of the Outstanding Obligations will not exceed 87.5% of the Depreciated Actual Cost or the Actual Cost, as the case may be.

          Pursuant to Sections 1104A(b)(3), 1104A(b)(4) and 1104A(b)(5) of Title XI, the Secretary has determined or will determine that: (1) the maturity date of the Obligations is satisfactory, (2) payments of principal required by the Obligations are satisfactory and (3) the interest rates to be borne by the Obligations to be issued on the Closing Date are reasonable.

         Pursuant to Section 1104A(d) of Title XI, the Secretary has found that the Shipowner's proposed use of the Vessel will be economically sound.

                                   ARTICLE II
                       COMMITMENT TO GUARANTEE OBLIGATIONS

         The United States, represented by the Secretary, hereby commits itself to guarantee the payment of the unpaid interest on, and the unpaid balance of the principal of, the Obligations, including interest accruing between the date of default under the Obligations and the payment in full of the Guarantees, and, to effect this Guarantee Commitment, hereby commits itself to execute and deliver, the Security Agreement, the Financial Agreement, the Authorization Agreement and the Depository Agreement on the Closing Date, and the Mortgage on the Delivery Date pursuant to the terms of the Guarantee Commitment.

                                  ARTICLE III
                                THE OBLIGATIONS

         The Obligations shall be issued in one or as a series of bonds as provided in the Indenture and in the form of Obligations, annexed to the Indenture as Exhibit 2. The Obligations shall be subject to all of the terms and conditions set forth in the Indenture.


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                                   ARTICLE IV
              CONDITIONS TO EXECUTION AND DELIVERY OF THE GUARANTEE

         The obligation of the Secretary to execute and deliver the Guarantee on the Closing Date shall be subject to the following conditions unless waived in writing by the Secretary:

         (a)      the Closing Date shall occur on or prior to March 31, 2001;

         (b) the Shipowner and the Shipyard shall have executed and delivered to the Secretary a copy of the Construction Contract and the Shipyard shall have executed the Consent of Shipyard;

         (c) the Shipowner shall have executed and delivered the following documents on the Closing Date in the form attached hereto: the Security Agreement, the Financial Agreement, the Indenture, the Obligation Purchase Agreement, the Secretary's Note, the Depository Agreement, the Authorization Agreement and the Obligations and, on the Delivery Date, the Mortgage;

         (d) the Indenture Trustee shall have executed, in the form attached hereto, the Indenture and the Authorization Agreement and the Depository shall have executed the Depository Agreement;

         (e) the Obligation purchaser shall have executed the Obligation Purchase Agreement;

         (f) the Guarantor shall have executed and delivered, in the form attached hereto, the Guaranty Agreement;

         (g) the Parent Company shall have executed and delivered, in the form attached hereto, the Funding Agreement;

         (h)      the following documents shall have been delivered to the
Secretary: (i) two executed counterparts of the Indenture, (ii) two specimen copies of the Obligations; (iii) two executed originals of the legal opinion issued under section (m) of this Article; (iv) two copies of the legal opinion delivered to the Obligees pursuant to the Obligation Purchase Agreement; and (v) two originals of all other documents delivered by the Shipowner, the Guarantor, the Indenture Trustee or the Depository in connection with this Closing.

         (i) if the Shipowner intends to operate the Vessel in the U.S. domestic trade, the Shipowner and any bareboat charterers of such Vessel shall have furnished to the Secretary on the Closing Date an affidavit complying with the requirements of 46 CFR ss.355, demonstrating U.S. citizenship;

         (j) the Shipowner shall have executed an Officer's Certificate representing and warranting the truth of the following statements as of the Closing Date:


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                  (i)   each of the representations and warranties set out at
         Section 2.01 of the General Provisions of the Security Agreement in Appendix III; and

                  (ii) the Shipowner is not in violation of any Federal laws having a substantial adverse effect on the interests of the United States of America and that the consummation of the Commitment complies with non-Title XI Federal law.

         (k) At the Closing the Shipowner shall pay and the Secretary shall receive the Guarantee Fee based upon the principal amount and maturity of the Obligations to be issued at the Closing;

         (l) the Shipowner shall have complied in all material respects with its agreements under this Guarantee Commitment;

         (m) there shall not have occurred any event which constitutes (or after any period of time or any notice, or both, would constitute) a "Default" under the Security Agreement;

         (n) there shall have been delivered to the Secretary by the Shipowner an opinion of counsel acceptable to the Secretary, in the form annexed hereto as Schedule 1 which shall include, among other things, an opinion to the effect that: (i) by the terms of the Security Agreement, the Shipowner has granted to the Secretary a fully perfected, first priority security interest in each of the assets which constitutes the Security; and (ii) all filings, recordings, notices and other actions required to perfect the Secretary's interests in the Security and to render such security interests valid and enforceable under applicable State law have been duly effected;

         (o) the Secretary shall have received a letter agreement from the Shipowner to provide the Secretary within a reasonable time after the Closing Date, with five conformed copies of the Guarantee Commitment and each of the Appendices and Exhibits thereto executed on or prior to such date;

         (p)      on the Closing Date, the qualifying requirements set forth in
Section 11 of the Financial Agreement shall have been complied with and certified to as required therein;

         (q) at least ten days prior to the Closing Date, there shall have been delivered to the Secretary, pro forma balance sheets for the Shipowner as of the Closing Date, certified by an officer of the Shipowner showing, among other things, all non-Title XI debt of the Shipowner;

         (r) on the Closing Date, the Shipowner shall certify that all non-Title XI loans to the Shipowner relating to the Vessel have been discharged or subordinated satisfactorily to the Secretary;

         (s) at least ten days prior to the Closing Date, the Shipowner shall have provided the Secretary with satisfactory evidence of insurance as required by the Security Agreement; and



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         (t)      on the Closing Date the Shipowner shall execute a declaration, in conformance with 31 USC 1352, disclosing all lobbying activities.

                                    ARTICLE V
                        VARIATION OF GUARANTEE COMMITMENT

         No variation from the terms and conditions hereof shall be permitted except pursuant to an amendment executed by the Secretary and the Shipowner.

                                   ARTICLE VI
                TERMINATION OR ASSIGNMENT OF GUARANTEE COMMITMENT

         This Guarantee Commitment may be terminated and the parties hereto shall have no further rights or obligations hereunder, upon written notice by the Secretary of the termination of the obligations of the United States pursuant to the Shipowner's failure to satisfy one or more conditions set forth in Article IV hereof or upon the Secretary's determination, at or before the Closing Date, that (i) the Shipowner is in violation of Federal law and such violation would have a substantial, adverse affect on the interests of the United States of America or (ii) the consummation of the Commitment would violate non-Title XI Federal law. The Shipowner's warranties and representations shall survive the termination of this Agreement and the Secretary's issuance of the Guarantees. This Guarantee Commitment may not be assigned by the Shipowner without the prior written approval of the Secretary and any attempt to do so shall be null and void ab initio.

                                   ARTICLE VII
                                  MISCELLANEOUS

         (a) The table of contents and the titles of the Articles are inserted as a matter of convenient reference and shall not be construed as a part of this Guarantee Commitment. This Guarantee Commitment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         (b) For all purposes of this Guarantee Commitment, unless otherwise expressly provided or unless the context shall otherwise require, capitalized terms used herein shall have the meaning given in Schedule X to the Security Agreement.




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         IN WITNESS WHEREOF, this Commitment to Guarantee Obligations has been executed by the United States and accepted by the Shipowner, all as of the day and year first above written.

                                         UNITED STATES OF AMERICA,
                                         SECRETARY OF TRANSPORTATION

                                         BY:  MARITIME ADMINISTRATOR


                                         / s / Joel C. Richard
                                         ---------------------------------------
                                         Secretary


ATTEST:

/ s / Sarah J. Washington
----------------------------
Assistant Secretary




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SHIPOWNER:                 CAPE COD LIGHT, L.L.C.

                           By: DELTA QUEEN COASTAL VOYAGES, L.L.C., its Managing Member

                                    By:      THE DELTA QUEEN STEAMBOAT CO.,
                                             its Managing Member


                                             By: /s/ JORDAN B. ALLEN
                                                --------------------------------
                                                Its Executive Vice President



ATTEST:




By  /s/ Pam Stringer
  ------------------------------------------
  Its Assistant Secretary